Avis Budget Group Reports Second Quarter 2026 Results

PARSIPPANY, N.J., July 28, 2026 - Avis Budget Group, Inc. (NASDAQ: CAR) announced financial results for the second quarter ended June 30, 2026 today. We ended the quarter with revenues of $3.0 billion, net income of $63 million, and an Adjusted EBITDA1 of $286 million.

“The second quarter demonstrated how we are operating the business differently: as booking trends shifted, we moved quickly to resize fleet, protect utilization and returns, and deliver Adjusted EBITDA in line with our initial expectations,” said Brian Choi, Avis Budget Group CEO. “We remain focused on disciplined execution, stronger customer experiences, and building a business that can perform across different demand environments.”

Q2 OPERATIONAL HIGHLIGHTS
•Total Company Vehicle Utilization reached 72.6%, up 1.9 points year-over-year, with Americas utilization up 2.5 points to 73.2%, a second quarter record high for both Total Company and Americas.
•Total Company per-unit fleet costs were $290 per month, excluding exchange rate effects, a decrease of 4% compared to the second quarter of 2025.
•Avis’ autonomous vehicle partnership with Waymo went live in Dallas, TX on June 1st, completing thousands of trips in its first month of operation.
•In May, we issued $300 million of add-on unsecured Senior Notes due 2031 and used the proceeds in June to repay a portion of our unsecured Senior Notes due 2027.
•In June 2026, we refinanced our existing $2 billion senior revolving credit facility with a new $2 billion senior revolving credit facility with a maturity in June 2031 and also established a new $200 million senior revolving credit facility with a maturity in June 2028.
•Our liquidity position at the end of the quarter was approximately $1.0 billion, with an additional $1.9 billion of fleet funding capacity.

SUPPLEMENTAL FINANCIALS

Investors may access our second quarter 2026 supplemental financials on our investor relations website at ir.avisbudgetgroup.com.

_________________________
[1]Adjusted EBITDA and certain other measures in this release are non-GAAP financial measures. See "Non-GAAP Financial Measures and Key Metrics" and the tables that accompany this release for the definitions and reconciliations of these non-GAAP measures to the most comparable GAAP measures.

INVESTOR CONFERENCE CALL

We will host a conference call to discuss our second quarter results on July 29, 2026, at 8:30 a.m. (ET). Investors may access the call on our investor relations website at ir.avisbudgetgroup.com or by dialing (877) 407-2991. A replay of the call will be available on our website and at (877) 660-6853 using conference code 13761808.

ABOUT AVIS BUDGET GROUP

We are a leading global provider of mobility solutions through our three most recognized brands, Avis, Budget and Zipcar, as well as several other brands, well recognized in their respective markets. We license the use of the Avis, Budget, Zipcar and other brands’ trademarks to licensees in areas in which we do not operate directly. We and our licensees operate our brands in approximately 180 countries throughout the world. Our brands and mobility solutions have an extended global reach with approximately 10,000 rental locations throughout the world. We operate most of our car rental locations in North America, Europe and Australasia. We are headquartered in Parsippany, N.J. More information is available at avisbudgetgroup.com.

NON-GAAP FINANCIAL MEASURES AND KEY METRICS

This release includes financial measures such as Adjusted EBITDA and Adjusted Free Cash Flow, as well as other financial measures, that are not considered generally accepted accounting principle (“GAAP”) measures as defined under SEC rules. Important information regarding such non-GAAP measures is contained in the tables within this release and in Appendix I, including the definitions of these measures and reconciliations to the most comparable U.S. GAAP measures.

We measure performance principally using the following key metrics: (i) rental days, (ii) revenue per day, (iii) vehicle utilization, and (iv) per-unit fleet costs. Our rental days, revenue per day and vehicle utilization metrics are all calculated based on the actual rental of the vehicle during a 24-hour period. We believe that this methodology provides management with the most relevant metrics in order to effectively manage the performance of our business. Our calculations may not be comparable to the calculations of similarly-titled metrics by other companies. We present currency exchange rate effects on our key metrics to provide a method of assessing how our business performed excluding the effects of foreign currency rate fluctuations. Currency exchange rate effects are calculated by translating the current-period's results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by any such forward-looking statements. Forward-looking statements include information concerning our future financial performance, business strategy, projected plans and objectives. These statements may be identified by the fact that they do not relate to historical or current facts and may use words such as “believes,” “expects,” “anticipates,” “will,” “should,” “could,” “may,” “would,” “intends,” “projects,” “estimates,” “plans,” “forecasts,” “guidance,” and similar words, expressions or phrases. The following important factors and assumptions could affect our future results and could cause actual results to differ materially from those expressed in such forward-looking statements. These factors include, but are not limited to:

•the high level of competition in the mobility industry, including from new companies or technology, and the impact such competition may have on pricing and rental volume;

•a change in our fleet costs, including as a result of a change in the cost of new vehicles, resulting from inflation, trade disputes, tariffs or otherwise, manufacturer recalls, disruption in the supply of new vehicles, including due to labor actions, trade disputes, tariffs or otherwise, shortages in semiconductors and/or other parts used in new vehicle production, and/or a change in the price at which we dispose of used vehicles either in the used vehicle market or under repurchase or guaranteed depreciation programs;

•the results of operations or financial condition of the manufacturers of our vehicles, which could impact their ability to perform their payment obligations under our agreements with them, including repurchase and/or guaranteed depreciation arrangements, and/or their willingness or ability to make vehicles available to us or the mobility industry as a whole on commercially reasonable terms or at all;

•levels of and volatility in travel demand, including volatility in airline passenger traffic;

•a deterioration or fluctuation in economic conditions, resulting in a recession, decreased levels of discretionary consumer spending for travel, or otherwise, particularly during our peak season or in key market segments;

•an occurrence or threat of terrorism, pandemics, severe weather events or natural disasters, military conflicts, including the ongoing military conflicts in the Middle East and Eastern Europe, or civil unrest in the locations in which we operate, trade disputes and tariffs, and the potential effects of sanctions on the world economy and markets and/or international trade;

•any substantial changes in the cost or supply of fuel, vehicle parts, energy, labor or other resources on which we depend to operate our business, including as a result of pandemics, inflation, tariffs, government shutdowns, the ongoing military conflicts in the Middle East and Eastern Europe, and any embargoes on oil sales imposed on or by the Russian government;

•our ability to successfully implement or achieve our business plans and strategies, achieve and maintain cost savings and adapt our business to changes in mobility, and successfully implement digital transformation initiatives;

•political, economic, or commercial instability and/or political, regulatory, or legal changes in the countries in which we operate, and our ability to conform to multiple and conflicting laws or regulations in those countries;

•the performance of the used vehicle market from time to time, including our ability to dispose of vehicles in the used vehicle market on attractive terms;

•our dependence on third-party distribution channels, third-party suppliers of other services and co-marketing arrangements with third parties;

•risks related to completed or future acquisitions or investments that we may pursue, including the incurrence of incremental indebtedness to help fund such transactions and our ability to promptly and effectively integrate any acquired businesses or capitalize on joint ventures, partnerships and other investments;

•our ability to utilize derivative instruments, and the impact of derivative instruments we utilize, which can be affected by fluctuations in interest rates, fuel prices and exchange rates, changes in government regulations and other factors;

•our exposure to uninsured or unpaid claims in excess of historical levels or changes in the number of incidents or cost per incident, and our ability to obtain insurance at desired levels and the cost of that insurance;

•risks associated with litigation or governmental or regulatory inquiries, uncertainties related to the ability to recover amounts pursuant to settlement agreements, including risks related to the failure to obtain any necessary court approvals, timing related to such approvals and any potential termination of such settlement agreements, or any failure or inability to comply with laws, regulations or contractual obligations or any changes in laws, regulations or contractual obligations, including with respect to personally identifiable information and consumer privacy, labor and employment, and tax;

•risks related to protecting the integrity of, and preventing unauthorized access to, our information technology systems or those of our third-party vendors, licensees, dealers, independent operators and independent contractors, and protecting the confidential information of our employees and customers against security breaches, including physical or cybersecurity breaches, attacks, or other disruptions, compliance with privacy and data protection regulation, and the effects of any potential increase in cyberattacks on the world economy and markets and/or international trade;

•any impact on us from the actions of our third-party vendors, licensees, dealers, independent operators and independent contractors and/or disputes that may arise out of our agreements with such parties;

•any major disruptions in our communication networks or information systems;

•risks related to tax obligations and the effect of future changes in tax laws, including the expiration of tax credits, and accounting standards;

•risks related to our indebtedness, including our substantial outstanding debt obligations, recent and future interest rate increases, which increase our financing costs, downgrades by rating agencies and our ability to incur substantially more debt;

•our ability to obtain financing for our global operations, including the funding of our vehicle fleet through the issuance of asset-backed securities and use of the global lending markets;

•our ability to meet the financial and other covenants contained in the agreements governing our indebtedness, or to obtain a waiver or amendment of such covenants should we be unable to meet such covenants;

•significant changes in the timing of our fleet rotation, carrying value of goodwill, or long-lived assets, including when there are events or changes in circumstances that indicate the carrying value may exceed the current fair value, which have in the past resulted in and in the future could result in a significant impairment charge; and

•other business, economic, competitive, governmental, regulatory, political or technological factors affecting our operations, pricing or services.

We operate in a continuously changing business environment and new risk factors emerge from time to time. New risk factors, factors beyond our control, or changes in the impact of identified risk factors may cause actual results to differ materially from those set forth in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Moreover, we do not assume responsibility if future results are materially different from those forecasted or anticipated. Other factors and assumptions not identified above, including those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” set forth in Part II, Item 7, in "Risk Factors," set forth in Part I, Item 1A, and in other portions of our 2025 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2026 (the “2025 Form 10-K”), as well as in similarly titled sections set forth in Part I, Item 2 and Part II, Item 1A of our subsequently filed quarterly reports, may contain forward-looking statements and involve uncertainties that could cause actual results to differ materially from those projected in any forward-looking statements.

Although we believe that our assumptions are reasonable, any or all of our forward-looking statements may prove to be inaccurate and we can make no guarantees about our future performance. Should unknown risks or uncertainties materialize or underlying assumptions prove inaccurate, actual results could differ materially from past results and/or those anticipated, estimated or projected. We undertake no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For additional information concerning forward-looking statements and other important factors, refer to our 2025 Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC.

Investor Relations Contact:	Media Relations Contact:
David Calabria, IR@avisbudget.com	Media Relations Team, ABGPress@coynepr.com

*** Tables 1 - 6 and Appendix I attached ***

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET (Unaudited)
(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Income Statement and Other Items
Revenues	$2,998	$3,039	(1)%	$5,528	$5,469	1%
Income (loss) before income taxes	73	15	n/m	(267)	(662)	60%
Net income (loss) attributable to Avis Budget Group, Inc.	35	4	n/m	(248)	(501)	50%

Adjusted EBITDA (a)	286	277	3%	173	184	(6)%

				As of
				June	December
				30,	31,
				2026	2025
Balance Sheet Items
Cash and cash equivalents				$558	$519
Program cash and restricted cash				129	99
Vehicles, net				19,589	18,720
Debt under vehicle programs (b)				19,850	19,188
Corporate debt				6,022	6,073
Stockholders' equity attributable to Avis Budget Group, Inc.				(3,388)	(3,129)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Segment Results
Revenues
Americas	$2,288	$2,332	(2)%	$4,250	$4,239	—%
International	710	707	—%	1,278	1,230	4%
Total Company	$2,998	$3,039	(1)%	$5,528	$5,469	1%

Adjusted EBITDA (a)
Americas	$237	$220	8%	$157	$153	3%
International	73	82	(11)%	60	79	(24)%
Corporate and other (c)	(24)	(25)	4%	(44)	(48)	8%
Total Company	$286	$277	3%	$173	$184	(6)%
__________
n/m Not meaningful.
(a)Refer to Table 5 for the reconciliation of net income (loss) to Adjusted EBITDA and Appendix I for the related definition of the non-GAAP financial measure.
(b)Includes $780 million and $826 million of Class R notes due to Avis Budget Rental Car Funding (AESOP) LLC as of June 30, 2026 and December 31, 2025, respectively, which are held by us.
(c)Includes unallocated corporate expenses which are not attributable to a particular segment.

Table 2
Avis Budget Group, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$2,998	$3,039	$5,528	$5,469

Expenses
Operating	1,526	1,526	2,948	2,879
Vehicle depreciation and lease charges, net	583	636	1,247	1,691
Selling, general and administrative	385	396	726	704
Vehicle interest, net	232	229	461	439
Non-vehicle related depreciation and amortization	60	60	118	116
Interest expense related to corporate debt, net:
Interest expense	108	110	217	207
Early extinguishment of debt	3	3	3	3
Restructuring and other related charges	18	59	53	81
Transaction-related costs, net	9	—	15	—
Other (income) expense, net	1	5	7	11
Total expenses	2,925	3,024	5,795	6,131

Income (loss) before income taxes	73	15	(267)	(662)
Provision for (benefit from) income taxes	10	10	(96)	(163)
Net income (loss)	63	5	(171)	(499)
Less: Net income attributable to non-controlling interests	28	1	77	2
Net income (loss) attributable to Avis Budget Group, Inc.	$35	$4	$(248)	$(501)

Earnings (loss) per share
Basic	$1.00	$0.10	$(7.01)	$(14.24)
Diluted	$0.98	$0.10	$(7.01)	$(14.24)

Weighted average shares outstanding
Basic	35.3	35.2	35.3	35.2
Diluted	35.7	35.4	35.3	35.2

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Americas

Rental Days (000’s)	32,597	33,292	(2)%	62,050	62,739	(1)%
Revenue per Day	$70.20	$70.03	—%	$68.50	$67.56	1%
Revenue per Day, excluding exchange rate effects	$70.22	$70.03	—%	$68.46	$67.56	1%
Average Rental Fleet	489,192	517,363	(5)%	478,306	493,744	(3)%
Vehicle Utilization	73.2%	70.7%	2.5 pps	71.7%	70.2%	1.5 pps
Per-Unit Fleet Costs per Month (a)	$301	$312	(4)%	$340	$343	(1)%
Per-Unit Fleet Costs per Month, excluding exchange rate effects (a)	$302	$312	(3)%	$340	$343	(1)%

International

Rental Days (000’s)	11,310	11,653	(3)%	20,935	21,661	(3)%
Revenue per Day	$62.78	$60.74	3%	$61.05	$56.81	7%
Revenue per Day, excluding exchange rate effects	$61.00	$60.74	—%	$57.77	$56.81	2%
Average Rental Fleet	175,446	181,270	(3)%	163,847	171,260	(4)%
Vehicle Utilization	70.8%	70.6%	0.2 pps	70.6%	69.9%	0.7 pps
Per-Unit Fleet Costs per Month	$266	$278	(4)%	$276	$276	—%
Per-Unit Fleet Costs per Month, excluding exchange rate effects	$260	$278	(6)%	$261	$276	(5)%

Total

Rental Days (000’s)	43,907	44,945	(2)%	82,985	84,400	(2)%
Revenue per Day	$68.29	$67.62	1%	$66.62	$64.80	3%
Revenue per Day, excluding exchange rate effects	$67.84	$67.62	—%	$65.76	$64.80	1%
Average Rental Fleet	664,638	698,633	(5)%	642,153	665,004	(3)%
Vehicle Utilization	72.6%	70.7%	1.9 pps	71.4%	70.1%	1.3 pps
Per-Unit Fleet Costs per Month (a)	$292	$303	(4)%	$324	$326	(1)%
Per-Unit Fleet Costs per Month, excluding exchange rate effects (a)	$290	$303	(4)%	$319	$326	(2)%
__________
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.
(a)For the six months ended June 30, 2025, per-unit fleet costs excludes costs reported within vehicle depreciation and lease charges, net related to the disposal of certain fleet in our Americas reportable segment.

Table 4
Avis Budget Group, Inc.
CONDENSED CONSOLIDATED SCHEDULE OF CASH FLOWS AND ADJUSTED FREE CASH FLOW (Unaudited)
(In millions)

CONDENSED CONSOLIDATED SCHEDULE OF CASH FLOWS	Six Months Ended June 30, 2026
Operating Activities
Net cash provided by operating activities	$1,066
Investing Activities
Net cash used in investing activities exclusive of vehicle programs	(127)
Net cash used in investing activities of vehicle programs	(1,484)
Net cash used in investing activities	(1,611)
Financing Activities
Net cash used in financing activities exclusive of vehicle programs	(29)
Net cash provided by financing activities of vehicle programs	652
Net cash provided by financing activities	623
Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	(9)
Net change in cash and cash equivalents, program and restricted cash	69
Cash and cash equivalents, program and restricted cash, beginning of period	618
Cash and cash equivalents, program and restricted cash, end of period	$687

ADJUSTED FREE CASH FLOW (a)	Six Months Ended June 30, 2026
Adjusted EBITDA (b)	$173
Interest expense related to corporate debt, net (excluding early extinguishment of debt)	(217)
Working capital and other	141
Capital expenditures (c)	(112)
Tax payments, net of refunds	(74)
Vehicle programs and related (d)	250
Adjusted Free Cash Flow (b)	$161
Acquisition and related payments, net of acquired cash	(27)
Borrowings, net of debt repayments	(13)
Repurchases of common stock	(7)
Change in program and restricted cash	34
Other receipts (payments), net	(60)
Foreign exchange effects, financing costs and other	(19)
Net change in cash and cash equivalents, program and restricted cash (per above)	$69
__________
Refer to Appendix I for the definitions of non-GAAP financial measures Adjusted EBITDA and Adjusted Free Cash Flow.
(a)This presentation demonstrates the relationship between Adjusted EBITDA and Adjusted Free Cash Flow. We believe it is useful to understand this relationship because it demonstrates how cash generated by our operations is used. This presentation is not intended to be reconciliations of these non-GAAP measures, which are provided on Table 5.
(b)Refer to Table 5 for the reconciliations of net income (loss) to Adjusted EBITDA and net cash provided by operating activities to Adjusted Free Cash Flow.
(c)Includes $3 million of cloud computing implementation costs.
(d)Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund vehicle and vehicle-related assets.

Table 5
Avis Budget Group, Inc.
RECONCILIATION OF NON-GAAP MEASURES (Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of net income (loss) to Adjusted EBITDA:

Net income (loss)	$63	$5	$(171)	$(499)
Provision for (benefit from) income taxes	10	10	(96)	(163)
Income (loss) before income taxes	73	15	(267)	(662)
Non-vehicle related depreciation and amortization	60	60	118	116
Interest expense related to corporate debt, net:
Interest expense	108	110	217	207
Early extinguishment of debt	3	3	3	3
Other fleet charges (a)	—	—	—	390
Restructuring and other related charges	18	59	53	81
Transaction-related costs, net	9	—	15	—
Other (income) expense, net	1	5	7	11
Legal matters, net (b)	3	12	4	13
Cloud computing costs (c)	11	13	23	25
Adjusted EBITDA (d)	$286	$277	$173	$184

Reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow:

Net cash provided by operating activities	$1,066
Net cash used in investing activities of vehicle programs	(1,484)
Net cash provided by financing activities of vehicle programs	652
Capital expenditures	(109)
Proceeds received on asset sales	2
Change in program and restricted cash	(34)
Dividends from equity method investments	8
Other receipts (payments), net	60
Adjusted Free Cash Flow	$161
__________
Refer to Appendix I for the definitions of Adjusted EBITDA and Adjusted Free Cash Flow, non-GAAP financial measures.
(a)Costs reported within vehicle depreciation and lease charges, net related to the disposal of certain fleet in our Americas reportable segment.
(b)Consists of $2 million and $1 million reported within selling, general, and administrative expenses for the three months ended June 30, 2026 and 2025, respectively and $1 million and $11 million reported within operating expenses for the three months ended June 30, 2026 and 2025, respectively. Consists of $3 million and $2 million reported within selling, general and administrative expenses for the six months ended June 30, 2026 and 2025, respectively and $1 million and $11 million reported within operating expenses for the six months ended June 30, 2026 and 2025, respectively.
(c)Reported within operating expenses.
(d)Includes stock-based compensation expense and vehicle related deferred financing fee amortization in the aggregate totaling $14 million and $16 million in the three months ended June 30, 2026 and 2025, respectively. Includes stock-based compensation expense and vehicle related deferred financing fee amortization in the aggregate totaling $24 million and $30 million in the six months ended June 30, 2026 and 2025, respectively.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS (Unaudited)
($ in millions, except as noted)

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$2,288	$710	$2,998	$2,332	$707	$3,039
Currency exchange rate effects	1	(21)	(20)	—	—	—
Revenue excluding exchange rate effects	$2,289	$689	$2,978	$2,332	$707	$3,039
Rental days (000's)	32,597	11,310	43,907	33,292	11,653	44,945
RPD excluding exchange rate effects (in $'s)	$70.22	$61.00	$67.84	$70.03	$60.74	$67.62

Vehicle Utilization
Rental days (000's)	32,597	11,310	43,907	33,292	11,653	44,945
Average rental fleet	489,192	175,446	664,638	517,363	181,270	698,633
Number of days in period	91	91	91	91	91	91
Available rental days (000's)	44,516	15,966	60,482	47,080	16,496	63,576
Vehicle utilization	73.2%	70.8%	72.6%	70.7%	70.6%	70.7%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$443	$140	$583	$484	$152	$636
Currency exchange rate effects	—	(4)	(4)	—	—	—
Vehicle depreciation excluding exchange rate effects	$443	$136	$579	$484	$152	$636
Average rental fleet	489,192	175,446	664,638	517,363	181,270	698,633
Per-unit fleet costs (in $'s)	$905	$779	$871	$937	$835	$910
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$302	$260	$290	$312	$278	$303

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$4,250	$1,278	$5,528	$4,239	$1,230	$5,469
Currency exchange rate effects	(2)	(69)	(71)	—	—	—
Revenue excluding exchange rate effects	$4,248	$1,209	$5,457	$4,239	$1,230	$5,469
Rental days (000's)	62,050	20,935	82,985	62,739	21,661	84,400
RPD excluding exchange rate effects (in $'s)	$68.46	$57.77	$65.76	$67.56	$56.81	$64.80

Vehicle Utilization
Rental days (000's)	62,050	20,935	82,985	62,739	21,661	84,400
Average rental fleet	478,306	163,847	642,153	493,744	171,260	665,004
Number of days in period	181	181	181	181	181	181
Available rental days (000's)	86,573	29,657	116,230	89,368	30,998	120,366
Vehicle utilization	71.7%	70.6%	71.4%	70.2%	69.9%	70.1%

Per-Unit Fleet Costs (a)
Vehicle depreciation and lease charges, net	$975	$272	$1,247	$1,017	$284	$1,301
Currency exchange rate effects	(1)	(15)	(16)	—	—	—
Vehicle depreciation excluding exchange rate effects	$974	$257	$1,231	$1,017	$284	$1,301
Average rental fleet	478,306	163,847	642,153	493,744	171,260	665,004
Per-unit fleet costs (in $'s)	$2,037	$1,565	$1,917	$2,060	$1,656	$1,956
Number of months in period	6	6	6	6	6	6
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$340	$261	$319	$343	$276	$326
__________
Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-period's results at the prior-period average exchange rates plus any related gains and losses on currency hedges.
(a)For the six months ended June 30, 2025, per-unit fleet costs excludes costs reported within vehicle depreciation and lease charges, net related to the disposal of certain fleet in our Americas reportable segment.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which is a non-GAAP measure most directly comparable to net income (loss). Adjusted EBITDA is defined as income (loss) from continuing operations before non-vehicle related depreciation and amortization; long-lived asset impairment and other related charges; other fleet charges; restructuring and other related charges; early extinguishment of debt costs; non-vehicle related interest; transaction-related costs, net; legal matters, net, which primarily includes amounts recorded in excess of $5 million, related to unprecedented self-insurance reserves for allocated loss adjustment expense, class action lawsuits and personal injury matters; non-operational charges related to shareholder activist activity, which includes third-party advisory, legal and other professional fees; COVID-19 charges, net; cloud computing costs; other (income) expense, net; severe weather-related damages in excess of $5 million, net of insurance proceeds; and income taxes.

We believe Adjusted EBITDA is useful as a supplemental measure in evaluating the performance of our operating businesses and in comparing our results from period to period. We also believe that Adjusted EBITDA is useful to investors because it allows them to assess our results of operations and financial condition on the same basis that management uses internally. Adjusted EBITDA is a non-GAAP measure and should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with U.S. GAAP. Our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under U.S. GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents net cash provided by operating activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude restructuring and other related charges; early extinguishment of debt costs; transaction-related costs; legal matters; non-operational charges related to shareholder activist activity; COVID-19 charges; other (income) expense; and severe weather-related damages.

We believe that Adjusted Free Cash Flow is useful in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow from net cash provided by operating activities recognized under U.S. GAAP is provided on Table 5.

Adjusted EBITDA Margin
Represents Adjusted EBITDA as a percentage of revenues.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Gross Adjusted EBITDA
Represents Adjusted EBITDA with the add-back of vehicle depreciation excluding other fleet charges and vehicle interest.

Net Corporate Debt
Represents corporate debt minus cash and cash equivalents.

Net Corporate Leverage
Represents Net Corporate Debt divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Total Net Debt Ratio
Represents total debt less cash and cash equivalents divided by Gross Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.